Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

NeOnc Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount To Be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)	Fee Rate(2)	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	-	-	$15,617,844	0.00014760	$2,305.20
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share	476(o)	-	-	$75,000,000	0.00014760	11,070.00
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts							$13,375.20
	Total Fees Previously Paid							$11,070.00
	Total Fee Offsets							N/A
	Net Fee Due							$2,305.20

(1)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price, includes the number of shares of Common Stock issuable.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act at a rate equal to $147.60 per $1,000,000 of the proposed maximum aggregate offering price, subject to offset pursuant to Rule 415(a)(6).